As filed with the Securities and Exchange Commission on February 27, 2004.

Registration No. 333-64402

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IBERIABANK CORPORATION

(Exact name of Registrant as specified in its charter)

Louisiana	72-1280718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Congress Street

Lafayette, Louisiana 70501

(337) 521-4880

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

IBERIABANK CORPORATION 2001 INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Daryl G. Byrd

IBERIABANK Corporation

200 West Congress Street

Lafayette, Louisiana 70501

(337) 521-4880

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Anthony J. Correro, III

Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.

201 St. Charles Avenue, 46th Floor

New Orleans, Louisiana 70170-4600

(504) 586-5252

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount Of Additional Securities To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, $1.00 Par Value	600,000 Shares	(1)	$60.34	(2)	$36,204,000	$4,587.05

(1)	Upon a stock split, stock dividend or similar transaction during the effectiveness of this Registration Statement, as amended, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933. The Registrant has already registered 500,000 shares and paid a Registration Fee of $3,415.38, pursuant to the Registrant’s original Registration Statement relating to the Plan on Form S-8 (Registration No. 333-64402) filed on July 2, 2001.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on the average of the high and low selling prices of the Common Stock as reported on the National Association or Securities Dealers Automated Quotation, National Market on February 25, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

This Amendment No. 1 to Registration Statement on Form S-8 is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Shares) under the Securities Act to register additional shares of the IBERIABANK Corporation’s Common Stock issuable pursuant to the Plan. As permitted by General Instruction E to Form S-8, this Amendment No. 1 to Registration Statement omits certain information otherwise required by Form S-8. Unless otherwise noted herein, this Amendment No. 1 to Registration Statement incorporates by reference the contents of IBERIABANK Corporation’s Registration Statement relating to the Plan on Form S-8 (Registration No. 333-64402), and all exhibits thereto, which was filed with the Commission on July 2, 2001.

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Item 8.	Exhibits.

The following exhibits are filed as part of this Amendment No. 1 to Registration Statement:

Exhibit Number	Description of Exhibit

4.1	Articles of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001

4.2	Bylaws of the Registrant, as amended, incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001

4.3	IBERIABANK Corporation 2001 Incentive Compensation Plan, incorporated by reference to the Registrant’s Definitive Proxy Statement filed April 18, 2001 (to which the IBERIABANK Corporation 2001 Incentive Compensation Plan is attached as an exhibit)

5.0	Opinion of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.

23.1	Consent of Castaing, Hussey & Lolan, LLC

23.2	Consent of Counsel (included in Exhibit 5.0)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Iberia, State of Louisiana, on February 27, 2004.

IBERIABANK CORPORATION

By:	/s/ Daryl G. Byrd

Daryl G. Byrd President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each such person whose signature appears immediately below constitutes and appoints Daryl G. Byrd and Marilyn W. Burch, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Amendment No. 1 to the Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Daryl G. Byrd Daryl G. Byrd	President, Chief Executive Officer (Principal Executive Officer) and Director	February 27, 2004

/s/ Marilyn W. Burch Marilyn W. Burch	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 27, 2004

S-1

* William H. Fenstermaker	Director	February 27, 2004

* Elaine D. Abell	Director	February 27, 2004

* Harry V. Barton, Jr.	Director	February 27, 2004

* Ernest P. Breaux, Jr.	Director	February 27, 2004

/s/ O. Miles Pollard O. Miles Pollard	Director	February 27, 2004

* E. Stewart Shea III	Director	February 27, 2004

* Larrey G. Mouton	Director	February 27, 2004

/s/ Jefferson G. Parker Jefferson G. Parker	Director	February 27, 2004

/s/ John N. Casbon John N. Casbon	Director	February 27, 2004

*By:	/s/ Marilyn W. Burch

Marilyn W. Burch Attorney-In-Fact

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Articles of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001

4.2	Bylaws of the Registrant, as amended, incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001

4.3	IBERIABANK Corporation 2001 Incentive Compensation Plan, incorporated by reference to the Registrant’s Definitive Proxy Statement filed April 18, 2001 (to which the IBERIABANK Corporation 2001 Incentive Compensation Plan is attached as an exhibit)

5.0	Opinion of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.

23.1	Consent of Castaing, Hussey & Lolan, LLC

23.2	Consent of Counsel (included in Exhibit 5.0)